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                                                                    Exhibit 3.42

                                                           Van Buttingha Wichers
                                                              civil-law notaries

     On this day, thirty January two thousand two, appeared before-we, BOUDEWIJN HERMAN DYSERINCK LLM, civil-law notary practising in The Hague:

     Mr. Age Jan Ritsma LLM, working in the office of the undersigned, civil-law notary, at no. 24, Lange Voorhout in 2514 EE The Hague, born in Barendrecht on the twenty-second day of September nineteen hundred forty-three.

     The person appearing stated that:

     By deed passed before the undersigned civil-law notary, on seven September two thousand was formed the Private Company with Limited Liability "GROUND HANDLING SERVICES B.V." with its registered office in Den Helder.

     The articles of association of the Company have not been amended since.

     On fifteen January two thousand two the sole shareholder decided to amend the articles of association as follows.

     Furthermore, the person appearing was authorized to request or have requested the draft instrument for a Ministerial Certificate of No Objection to amend the articles of association, to make further changes and additions to said draft instrument as deemed necessary for obtaining said Certificate, after obtaining said Certificate to execute by notarial deed said amendment to the articles of association, and to further do anything he sees fit in this matter.

     Said decision is attached to this original instrument.

     The Ministerial Certificate of No Objection as referred to in Section 235, Volume 2 of the Dutch Civil Code has been granted on the twenty-fourth day of January two thousand two under no. B.V. 1122712 and made in the declaration attached to this original instrument.

     Today executing the aforementioned shareholders' resolution, the person appearing declared that the articles of association of said Company shall be as follows:

Name and seat
-------------

Article 1
---------

1.   The Company shall be called "CAPITAL AVIATION SERVICES B.V.".

2.   The registered office of the Company shall be in Haarlemmermeer.

Object
------

Article 2
---------

1. The Company's object is to purchase, sell, encumber, manage, finance and operate (including hiring, renting and leasing) helicopters, fixed-wing aeroplanes and other

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     capital goods, as well as spare parts thereof and all other related matters in the broadest sense of the word.

2. The Company shall be allowed to establish, take over, finance, participate in, or in any other way be involved in, administer or supervise other Companies and enterprises. The Company may stand for third-party liabilities, in person or as a business.

Article 3
---------

The Company has been established for an indefinite period of time.

Capital and shares
------------------

Article 4
---------

1. The authorised capital of the Company amounts to one hundred thousand euro ((euro)100,000.00) in one thousand (1,000) shares numbered from 1 to 1000 inclusive, at a face value of one hundred euro ((euro)100.00) each.

2.   The shares are registered.

3.   Share certificates are not issued.

4. Issuing shares, selling shares in the capital of the Company by the Company, as well as granting rights under the terms of those shares is by Board of Directors following a decision of the General Meeting of Shareholders - hereinafter called "General Meeting" - setting the date of the share issue, the number of shares to be issued, as well as other terms and conditions, on the understanding that the share issue will not be below par.

5. The General Meeting may transfer its authority for taking decisions as referred to in the previous paragraph to another Company body and revoke such transfer.

6. When issuing shares, each shareholder has a pre-emption right in proportion to their number of shares, except for statutory stipulations. The pre-emption right is non-transferable.

7.   Issuing shares is only by payment in full.

8. The Company may grant loans for the purpose of acquiring shares in its capital or shares thereof up to the amount of the distributable reserves.

Shareholder's register
----------------------

Article 5
---------

The Board of Director shall keep a register with names and addresses of the shareholders and other requirements by law.

Transfer of shares
------------------

Article 6
---------

1.   Any transfer of shares shall require the approval of the General Meeting.

2. Approval from the Company shall be sought while stating how many shares the shareholder - hereafter called "the applicant" - intends to transfer and the person(s) to whom they wish to transfer the share(s).

3.   Approval shall be deemed to have been granted:

     a. if within thirty days no decision has been brought to the attention of the applicant;

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     b.   if, when withholding permission to the applicant, the General Meeting does not also simultaneously put forward one or more candidates who would be prepared to buy the shares that are subject to transfer at a price determined by one or independent experts, to be in cash.

4. The transfer must be effective within three months from the date when approval has been granted or is deemed to have been granted.

5. The Company may only be named as the candidate with the approval of the applicant.

6. Unless parties have agreed otherwise and if the applicant accepts the candidate, the price of the shares to be transferred shall be determined by the Company accountant if the latter is an independent accountant, or else by an expert appointed by the Magistrate's Court within the district of the Company's registered office.

7. The applicant may withdraw the matter, provided that such will occur within one month after the price and the candidates have been brought to his attention.

8. The request for approval and all other notices issued under this article shall be made by registered mail, unless all shareholders have unanimously agreed otherwise.

Acquiring own shares
--------------------

Article 7
---------

1. The Company shall only acquire shares in its own capital by gratuitous title or if the following conditions are being met:

     a. the equity capital less the acquisition price is not smaller than the paid-up and called-up part of the capital plus the reserves that must be kept by law;

     b. the nominal amount of the shares in its capital to be acquired and the already held shares by the Company and its subsidiaries together is not exceeding half the amount of the issued capital;

     c. the General Meeting or any other Company body appointed by the General Meeting has granted authorisation in acquiring shares in its own capital.

2. The validity for acquiring shares depends on the amount of the equity capital as shown on the latest Statement of Financial Position, less the acquisition price for shares in the capital of the company and less any payments from the profits or reserves to others the Company and its subsidiaries owed money to after the date of the Balance Sheet. When more than six months of the new financial year have passed in which time no annual accounts have been prepared, the acquisition as in paragraph 1 of this article shall not be allowed.

3. The previous paragraphs do not apply to shares the Company acquired under universal title.

4. Acquisition by the Company of non-paid-up shares in its own capital is null and void.

Transfer of shares
------------------

Article 8
---------

1. A notarial deed of transfer of title is required for issuing shares after the formation and for transferring shares, or attaching limited rights to those shares.

2. Unless the Company itself is the transferring party, the rights attached to the shares cannot be executed until the Company has acknowledged the transfer, either on its own accord or otherwise, or until the transfer has been served to the Company.

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Management
----------

Article 9
---------

1. Management of the Company is in the hands of the Board of Directors, consisting of one or more directors. The General Meeting shall determine the number of directors.

2. In the event of a vacancy on the Board, the current Board of Directors shall remain in charge.

3. In the event of vacancy or absence of all directors or the only director, the General Meeting shall take care of the management on a temporary basis.

Appointment, dismissal and remuneration of directors
----------------------------------------------------

Article 10
----------

1.   The General Meeting shall appoint the directors.

2. The General Meeting shall set the remuneration and further working conditions for each of the directors.

3.   The General Meeting may suspend or dismiss the directors at any time.

Approval of Management decisions
--------------------------------

Article 11
----------

1. The Board of Directors shall need the approval of the General Meeting for decisions on:

     a. acquiring, disposing of, encumbering, renting or hiring registered property;

     b. borrowing and lending monies, other than taking up cash from the bank(s) in current account up to a limit approved to the Company;

     c.   entering into agreements to obtain credit;

     d. entering into agreements in which the Company acts as a guarantor or will be jointly and severally liable, answers for a third party, or commits itself as a surety for a debt of a third party;

     e. establishing taking over, taking part in, or being in any other way interested in Companies and enterprises, or disposing of or in any other way terminating enterprises, participations and interests;

     f.   exercising voting rights on shares;

     g. initiating lawsuits including arbitrations, effecting compromises during or after litigations and arbitration procedures, and entering into agreements determining the legal relationship between parties;

     h. appointing managers with power of attorney and employees in a salary scale exceeding certain limits, as well as determining their job title;

     i.   granting pension rights;

     j.   investing funds exceeding a set amount;

     k. entering into agreements with regard to acquiring shares other than in cash;

     l. any other activities that are carefully outlined by the General Meeting and presented to the Board of Directors.

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2.   The approval as referred to in the previous paragraph is not required for every individual instance if given in a general form.

3. The Board of Directors shall act upon the directions given by the General Meeting in terms of the general guidelines in following the financial and social policy, as well as the staff policy.

Representation of the Company
-----------------------------

Article 12
----------

1.   Each of the directors shall represent the Company at law and otherwise.

2. If the Company has a conflict of interest with one or more of its directors, such director(s) shall still represent the Company. The General Meeting shall always have the power to appoint others for this position.

3. Juristic acts by the Company toward the sole shareholder in the capital of the Company, in which the Company is being represented by this shareholder, are recorded in writing. The obligation of recording in writing goes also if a partner in a community property owning all shares in the capital of the Company represents the Company.

4. In applying the stipulations under paragraph 3 the shares held by the Company or its subsidiaries shall not count. The stipulations under paragraph 3 shall not apply to juristic acts that under the agreed terms are part of the Company's common business practices.

General Meeting
---------------

Article 13
----------

1. The Annual General Meeting shall be held no later than in the sixth month following the end of the financial year.

2.   The agenda of said General Meeting shall at least have the following items:

     a.   the annual report;

     b.   adoption of the annual accounts;

     c.   appropriation profits.

Venue and notice
----------------

Article 14
----------

1.   The General Meeting shall be held in either Den Helder or Hoofddorp.

2. Notice will be given by the Board of Directors by mail addressed to persons included in the shareholders' register.

3. Such letters will announce the venue and time of the meeting, as well as the topics on the agenda.

4.   Notice shall be given no later than fifteen days before the meeting.

Decision-making
---------------

Article 15
----------

1.   Every share shall give the right to cast one vote.

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2.   Any resolutions are adopted by a majority of the votes cast, unless the article of association require a larger majority.

3.   Blank votes and invalid votes are not counted.

4. On business matters votes shall be cast orally, on personal matters votes shall be cast in writing by signed ballot papers.

5.   When the votes are equally divided, the motion is deemed to be rejected.

Decision-making outside the meeting
-----------------------------------

Article 16
----------

Shareholders may also cast their votes outside the meeting, provided that all shareholders have agreed in favour of the proposal in writing, by telegraph or by telex/fax, notwithstanding the restrictions by law.

Financial year
--------------

Article 17
----------

          The financial year shall coincide with the calendar year.

Annual Accounts
---------------

Article 18
----------

1. Within five months following the end of the financial year, except in the extent of extending this term by the General Meeting for no longer than six months on the grounds of special circumstances, the Board of Directors shall prepare the annual accounts, consisting of a Statement of Financial Position and a Statement of Financial Performance, as well as Explanatory Notes to the Accounts.

2. The annual accounts are signed by all directors, stating the reason if any signature is missing.

Dividend
--------

Article 19
----------

1.   The profits are at the full disposal of the General Meeting.

2. The Company shall only be able to pay shareholders and other parties entitled from the available profits is so far the equity capital exceeds the paid-up and called-up part of the capital plus the reserves that must be kept by law;

3. Distributions of the profits shall be made after the annual accounts have been prepared, showing that such distribution is justifiable.

4. The Company may announce an interim divided payment only if the conditions under paragraph 2 have been met.

5.   No profits will be paid on shares for the benefit of the Company.

6.   The claim for dividend payment shall expire after five years.

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Amendments to the articles of association and dissolution
---------------------------------------------------------

Article 20
----------

A resolution to amend the articles of association or to dissolve the Company can only be adopted by the General Meeting.

                                        Executed in one single copy of a deed
                                        -------------------------------------

                  Passed in The Hague on the date mentioned in the header in this deed.
                  The person appearing in known to me, civil-law notary.
                  The contents of this deed has been presented and explained to him. The person appearing stated that he did not require the deed to be read out in full, tha the examined the contents of the deed in due time before the execution, and that he agreed to the same.
                  Immediately following its limited reading, the deed was signed by the person appearing and by me, civil-law notary.
                  (following signature)

                                                          ISSUED AS A TRUE COPY
                                                          ---------------------

                  [seal:] B.H. DYSERINCK LLM, CIVIL-LAW NOTARY PRACTISING IN THE
                        HAGUE

                  [signed]

                                      COPY
                                      ----

                                   of the deed

                           concerning amendments to the articles of association of Ground Handling Services B.V., with its registered office in Den Helder, currently called: Capital Aviation Services B.V, currently with its registered office in Haarlemmermeer.

                           Deed dated 30 January 2002
                           --------------------------

**END

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